Exhibit 32.2
CERTIFICATIONS
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Dale E. Oberkfell, Chief Financial Officer of Reliance Bancshares, Inc. (the “Company”), certify, pursuant to 18 U.S.C. §1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.	The accompanying amended quarterly report on Form 10-Q/A for the period ending September 30, 2010 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2011	By:	/s/ Dale E. Oberkfell
		Name:	Dale E. Oberkfell
		Title:	Chief Financial Officer